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                                 EXHIBIT 23(D)


                          Consent of Ernst & Young LLP
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                                                                   EXHIBIT 23(D)



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 14, 1995 with respect to the consolidated financial statements of Carlisle Bancshares, Inc. as of December 31, 1994 and for each of the two years then ended included in Amendment No. 1 to Registration Statement (No. 333-06185) on Form S-4 and related Prospectus of First United Bancshares, Inc. for the registration of 595,000 shares of its common stock.




/s/ Ernst & Young LLP
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Little Rock, Arkansas
July 8, 1996